Kofler, Levenstein, Romanotto & Co., P.C.
                          Certified Public Accountants


                                                                   May 15, 2002



Securities and Exchange Commission
450 Fifth Street, N W
Washington, DC 20549


Dear Sirs/Madams:

                  We have reviewed the Current Report on Form 8-K (Date of
Report: May 14, 2002) of Walker International Industries, Inc. and are in agreement with the statements contained in the first sentence of the first paragraph, the first two sentences of the second paragraph and the entire third paragraph of the Item 4 disclosure contained in such Form 8-K. We have no basis to agree or disagree with other statements of Walker International Industries, Inc. contained in such Form 8-K.


                                       Very truly yours,

                                       Kofler, Levenstein, Romanotto & Co., P.C.


                                       By:                  /s/ Richard Ceplar
                                          -------------------------------------
                                                                Richard Ceplar


                100 Merrick Road Rockville Centre, New York 11570
                                 (516) 536-0300
                               Fax (516) 536-0125

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